As Filed with the Securities and Exchange Commission on June 2, 1999

                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ---------------

                       REGISTRATION STATEMENT ON FORM S-8
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                          OTTAWA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                           38-3172166
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

245 Central Avenue, Holland, Michigan                           49423
(Address of principal executive offices)                      (Zip Code)



                        THE OTTAWA FINANCIAL CORPORATION
                      1995 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                             Michael S. Sadow, P.C.
                              Song A. Pak, Esquire
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                              7th Floor, East Tower
                             1100 New York Ave., NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed maximum          Proposed maximum
Title of securities to             Amount to be         offering price               aggregate               Amount of
be registered                      registered(1)           per share               offering price         registration fee
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par
value $.01 per share               283,860 shares        $21.75(2)                 $6,173,955(2)          $1,717(2)
==================================================================================================================================

------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, at $21.75 per share, which was the average of the high and low sale price of the common stock on the Nasdaq National Market on May 26, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of Ottawa Financial Corporation (the "Company"), authorized for issuance under the Company's 1995 Stock Option and Incentive Plan, as amended (the "Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 333-4242) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except as otherwise updated or modified by this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The  following  documents   previously  or  concurrently  filed  by  Ottawa
Financial   Corporation   (the   "Company")   with  the  Commission  are  hereby
incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-24118)filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the Company's definitive proxy statement for its annual meeting of stockholders held on April 27, 1999; and

(d) the description of the common stock, par value $.01 per share, of the Company on Form 8-A (File No. 0-24118) filed with the Commission on June 14, 1994 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company will furnish without charge to each person to whom a prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Ronald L. Haan, Secretary, Ottawa Financial Corporation, 245 Central Avenue, Holland, Michigan 49423, telephone number (616) 393-7000.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8.   Exhibits.

     See Exhibit Index.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Holland, State of Michigan, on May 28, 1999.

                                            OTTAWA FINANCIAL CORPORATION



Date:  May 28, 1999                         By: /s/ Douglas J. Iverson
                                                -------------------------------
                                                Douglas J. Iverson
                                                Vice Chairman of the Board and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Iverson, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



By: /s/ Douglas J. Iverson                   By: /s/ Gordon H. Cunningham
    ------------------------------------         ------------------------------
    Douglas J. Iverson, Vice Chairman of         Gordon H. Cunningham,
    the Board and Chief Executive Officer        Chairman of the Board
    (Principal Executive Officer)

Date: May 28, 1999                           Date: May 28, 1999
      ------------                                 ------------


By:  /s/ Ronald L. Haan                      By: /s/ Gordon L. Grevengoed
     --------------------------                 -------------------------------
     Ronald L. Haan, President                   Gordon L. Grevengoed, Director
     and Director

Date: May 28, 1999                           Date: May 28, 1999
      ------------                                 ------------

By:  /s/ Leon E. Koops                       By:  /s/ Brian W. Koop
     ------------------------                     -------------------------
     Leon E. Koops, Director                      Brian W. Koop, Director

Date: May 28, 1999                           Date: May 28, 1999
      ------------                                  ------------


By:  /s/ Ronald J. Bieke                     By:  /s/ B. Patrick Donnelly, III
     --------------------------                   ----------------------------
     Ronald J. Bieke, Director                    B. Patrick Donnelly, III,
                                                  Director

Date: May 28, 1999                           Date: May 28, 1999
      ------------                                 ------------


By:  /s/ Robert D. Kolk                      By:
     ------------------------                     --------------------------
     Robert D. Kolk, Director                     Richard T. Walsh, Director

Date: May 28, 1999                            Date:
      ------------                                  ------------


By:  /s/ Jon W. Swets
     ----------------------------------
     Jon W. Swets, Vice President and
     Chief Financial Officer (Principal
     Financial and Accounting Officer)

Date: May 28, 1999
      ------------

                                  EXHIBIT INDEX

Exhibit No.                            Description of Exhibit
------------------------------------------------------------------------------


Exhibit 4 Amended and Restated Bylaws of Ottawa Financial Corporation (Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

Exhibit 5         Opinion of Silver, Freedman & Taff, L.L.P.

Exhibit 23.1      Consent of Crowe, Chizek and Company LLP

Exhibit 23.2 Consent of Silver, Freedman & Taff, L.L.P. (Included in Exhibit 5)

Exhibit 24        Power of Attorney (Included in signature page)